THREE-FIVE SYSTEMS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                             EXHIBIT 11 (UNAUDITED)



                                                             THREE MONTHS
                                                            ENDED MARCH 31,
                                                       -------------------------

                                                          1997           1996
                                                       ----------     ----------

Common shares outstanding beginning of period           7,757,329      7,735,745

Effect of Weighting Shares:
  Employee stock options exercised                          1,850            855
  Employee stock options outstanding                      288,557        303,194
                                                       ----------     ----------

Primary                                                 8,047,736      8,039,794
                                                       ==========     ==========



Common shares outstanding beginning of period           7,757,329      7,735,745

Effect of Weighting Shares:
  Employee stock options exercised                          1,850            855
  Employee stock options outstanding                      288,557        303,195
                                                       ----------     ----------

Fully diluted                                           8,047,736      8,039,795
                                                       ==========     ==========


Net income                                             $  801,000     $  722,000
                                                       ==========     ==========


EARNINGS PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT:

Earnings per share

  Primary                                              $     0.10     $     0.09
                                                       ==========     ==========
  Fully diluted                                        $     0.10     $     0.09
                                                       ==========     ==========